UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 12, 2004


                               Boca Resorts, Inc.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       1-13173                  65-0676005
-------------------------------   -----------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
       incorporation)                                     Identification Number)


                  501 E. Camino Real, Boca Raton, Florida  33432
             -------------------------------------------------------
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (561) 447-5300

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01  Other Events

On November 12, 2004, Boca Resorts, Inc. (the "Company") issued a press release announcing that it will hold a special meeting of stockholders on Wednesday, December 8, 2004 for the purpose of voting on the merger agreement among the Company and affiliates of The Blackstone Group. The Company also announced that stockholders of record of the Company as of the close of business on Friday, November 12, 2004 will be entitled to vote at the special meeting.

A copy of the press release issued by the Company on November 12, 2004 announcing the date of the special meeting and the record date is filed as an exhibit hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

99.1 Press Release, dated November 12, 2004, of Boca Resorts, Inc., announcing the date of the special meeting of stockholders and the record date of stockholders entitled to vote at such special meeting

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BOCA RESORTS, INC.


                                       By:  /s/ Richard L. Handley
                                            --------------------------------
                                            Name:   Richard L. Handley
                                            Title:  Senior Vice President,
                                                    Secretary and General
                                                    Counsel
Date:    November 12, 2004


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                                  EXHIBIT INDEX

 Exhibit No.         Description
-------------       --------------

    99.1 Press Release, dated November 12, 2004, of Boca Resorts, Inc., announcing the date of the special meeting of stockholders and the record date of stockholders entitled to vote at such special meeting



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